Exhibit 99.1

News Release
For Immediate Release

OccuLogix, dba TearLab Corporation, Reports 2008 Financial Results

Financial Results Include the First European Sales of the TearLab™ Osmolarity System

San Diego, CA —March 26, 2009— OccuLogix, Inc., dba TearLab Corporation (Tearlab) (NASDAQ: TEAR; TSX: TLB) today reported its consolidated financial results for the quarter and the year ended December 31, 2008.  All dollar amounts are expressed in U.S. currency, and results are reported in accordance with United States generally accepted accounting principles.

For the year ended December 31, 2008, TearLab’s net revenues were $458,202 as compared to $91,500 in the year ended December 31, 2007.    The Company’s loss from continuing operations for the year ended December 31, 2008 was $9.4 million, or $2.29 per share as compared to $34.4 million, or $15.19 per share for the year ended December 31, 2007.  The Company’s net loss available to common stockholders for the year ended December 31, 2008 was $14.2 million, or $3.47 per share compared to a net loss of $69.8 million or $30.83 per share including discontinued operations for the year ended December 31, 2007.

For the three-months ended December 31, 2008, TearLab’s net revenues were $299,902 as compared to $1,500 for the same period in 2008.  The Company’s loss from continuing operations for the three-months ended December 31, 2008 was approximately $2.3 million, or $0.24 per share as compared to $9.4 million, or $4.10 per share for the three-months ended December 31, 2007.  The Company’s net loss available to common stockholders for the quarter ended December 31, 2008 was $7.13 million, or $0.76 per share compared to a net loss of $41.6 million or $18.13 per share including discontinued operations for the corresponding quarter in 2007.

The increase in revenues in the year and fourth quarter of 2008 compared to the corresponding periods in 2007 resulted from sales of the TearLab™ Osmolarity System for Dry Eye Disease or DED which qualified for the  European CE Mark in October 2008.  The Company’s net loss per share for the quarter and year ended December 31, 2008 included $4.8 million representing the excess of purchase price over the carrying value of the non-controlling interest in OcuSense, Inc. related to the Company’s acquisition during the fourth quarter of the shares of OcuSense that it did not already own.

During 2007 the Company discontinued its operations of SOLX its Glaucoma division.  Accordingly, during the quarter and year ended December 31, 2007, the Company recognized a loss from discontinued operations of $32.2 million and $35.4 million, respectively.  There was no corresponding loss form discontinued operation in the quarter or year ended December 31, 2008.

On October 7, 2008, Tearlab effected a 1:25 reverse stock split. As required, all earnings per share numbers have been presented on a post reverse stock split basis.

As of December 31, 2008, TearLab had cash and cash equivalents and short-term investments of $2.6 million.

“During the quarter and year ending December 31, 2008, we qualified for the  European CE Mark and recognized our first sales of our Tearlab™ Osmolarity System product” said Eric Donsky, the Company’s President and Chief Executive Officer.  “We are very excited about this opportunity to make available this exciting new technology to patients that suffer from dry eye disease.”

Other accomplishments during the year ended December 31, 2008 and to the current date included:

●
Completed a series of restructuring transactions (including an investment by private investors, or PIPE, acquisition of minority interest in TearLab, Inc. (formerly OcuSense, Inc.), conversion of bridge loans, reverse 1:25 stock split) which allowed the Company to meet all NASDAQ listing requirements and to be in position for the commercialization of our Tearlab™ Osmolarity Systems:

●	Signed up 8 European distributors representing eleven countries for our Tearlab™ Osmolarity System products:

●	Filed the results of our Tearlab™ Osmolarity System 510(k) clinical trial with the FDA and are awaiting their response:

●	Presented positive data from the Tearlab™ Osmolarity System 510(k) submission at the American Academy of Ophthalmology and European Society of Ophthalmology 2008 Joint Meeting: and

●	TearLab initiated an international clinical study of the TearLab Osmolarity System, sponsored by Alcon, the world’s leading eye care company.

About OccuLogix, Inc., dba TearLab Corporation

OccuLogix, Inc., dba TearLab Corporation (TearLab) (www.tearlab.com), is an in-vitro diagnostics company that develops and commercializes a proprietary tear testing platform, TearLab™, for use in the physician and clinical office. TearLab employs lab-on-a-chip technologies (integrating one or several laboratory functions on a chip only millimeters in size) that enable healthcare practitioners to rapidly test for highly sensitive and specific biomarkers in tears at the point-of-care. Headquartered in San Diego, California and with offices in Milton, Ontario and Alpharetta, Georgia, TearLab’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’. TearLab received the CE Mark for its TearLab™ Osmolarity System in 2008. The TearLab™ Test for DED is currently available in the U.S. for investigational use only.

Forward-Looking Statements
This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

For Further Information Please Contact:
Investor Relations:	Media Inquiries:
Eric Donsky	Tracy Puckett
CEO	TearLab Corporation
TearLab Corporation	678-566-3829
858-794-1422	tpuckett@tearlab.com
edonsky@tearlab.com

 OccuLogix, Inc. dba TearLab Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS
(expressed in U.S. dollars except number of shares)

	Three months ended December 31, 2008		Year ended December 31, 2008
	2008	2007	2008	2007
Revenue
Retina – to related parties	$—	$—	$136,800	$—
Retina – to unrelated parties	—	1,500	21,500	91,500
TearLab – to unrelated parties	299,902	—	299,902	—
Total revenue	299,902	1,500	458,202	91,500
Cost of goods sold
Retina - product cost	—	45,295	26,500	2,398,103
TearLab - product cost	136,848	—	136,848	—
Total cost of goods sold	136,848	45,295	163,348	2,398,103
Gross profit	163,054	(43,795)	294,854	(2,306,603)
Operating expenses
General and administrative	1,621,937	418,142	5,439,823	8,104,405
Clinical, regulatory and research & development	462,217	1,471,371	2,965,009	8,675,552
Sales and marketing	190,385	(86,384)	819,722	1,413,459
Impairment of intangible asset	—	—	—	20,923,028
Restructuring charges	1,411,174	1,312,721	2,440,820	1,312,721
Total operating expenses	3,685,713	3,115,850	11,665,374	40,429,165
Loss from continuing operations	(3,522,658)	(3,159,645)	(11,370,520)	(42,735,768)
Other income (expenses)
Interest income	8,038	41,124	76,533	609,933
Changes in fair value of warrant obligation	10,615	248,797	(57,666)	1,882,497
Gain (impairment) of investments	1,486,322	(1,036,250)	1,036,250	(1,036,250)
Interest expense	(13,222)	(8,986)	(318,478)	(17,228)
Amortization of finance costs	—	—	(180,000)	—
Other	217,192	31,644	369,085	18,011
Beneficial conversion on bridge loan shares issued	(1,239,163)	—	(1,239,163)	—
Minority interest	13,182	528,731	1,977,722	1,312,178
Total other income	482,964	(194,940)	1,664,283	2,769,141
Loss from continuing operations before income taxes	(3,039,694)	(3,354,585)	(9,706,237)	(39,966,627)
Recovery of income taxes	768,311	(6,050,007)	337,846	5,565,542
Loss from continuing operations	(2,271,383)	(9,404,592)	(9,368,391)	(34,401,085)
Loss from discontinued operation	—	(32,161,007)	—	(35,428,898)
Net loss	(2,271,383)	(41,565,599)	(9,368,391)	(69,829,983)
Excess of purchase price over carrying value of the non-controlling interest in OcuSense, Inc.	(4,813,042)	—	(4,813,042)	—
Net loss available to common stockholders	$(7,084,425)	$(41,565,599)	$(14,181,433)	$(69,829,983)
Weighted average number of shares outstanding – basic and diluted	9,336,922	2,292,280	4,083,655	2,265,127
Loss from continuing operations per common share – basic and diluted	$(0.24)	$(4.10)	$(2.29)	$(15.19)
Loss from discontinued operation per common share – basic and diluted	—	$(14.03)	—	$(15.64)
Net loss per common share – basic and diluted	$(0.24)	$(18.13)	$(2.29)	$(30.83)
Net loss available to common stockholders per common share – basic and diluted	$(0.76)	$(18.13)	$(3.47)	$(30.83)

OccuLogix, Inc. dba Tearlab Corporation

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$2,565,277	$2,235,832
Short-term investments	—	—
Amounts receivable, net of bad debt reserves of $172,992 in 2008 and 2007	333,056	374,815
Inventory, net of provision for inventory obsolescence of $68,062 in 2008 and $7,295,545 in 2007	148,201	—
Prepaid expenses	316,058	481,121
Other current assets	21,680	10,442
Total current assets	3,384,272	3,102,210
Fixed assets, net	183,384	122,286
Patents and trademarks, net	269,398	139,437
Investments	—	863,750
Intangible assets, net	9,568,023	11,085,054
Total assets	$13,405,077	$15,312,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$314,680	$1,192,807
Accrued liabilities	1,201,793	2,873,451
Due to stockholders	23,152	32,814
Deferred revenue	237,400	—
Obligations under warrants	57,666	—
Total current liabilities	1,834,691	4,099,072
Deferred tax liability, net	1,611,502	2,259,348
Total liabilities	3,446,193	6,358,420
Commitments and contingencies
Minority interest	—	4,953,960
Contingently redeemable common stock	250,000	—
Stockholders’ equity
Capital stock
Preferred Stock	—	—
Par value of $0.001 per share; authorized 10,000,000: zero issued and outstanding at both December 31, 2008 and 2007
Common stock	9,708	2,292
Par value of $0.001 per share; Authorized: 40,000,000; Issued and outstanding:
Issued and outstanding: December 31, 2008 – 9,828,409; December 31, 2007 – 2,292,280
Additional paid-in capital	377,356,547	362,287,045
Accumulated deficit	(367,657,371)	(358,288,980)
Total stockholders’ equity	9,708,884	4,000,357
	$13,405,077	$15,312,737